                                                                  EXHIBIT 10 (e)


                         GUARANTY CONFIRMATION AGREEMENT


AGREEMENT, dated as of August 31, 1998, by and between T.F. CUSHING, INC. and AVEST, INC. (each a "Guarantor" and collectively the "Guarantors") and FLEET NATIONAL BANK (the "Bank").



                                 R E C I T A L S


Each Guarantor executed and delivered to the Bank a Guaranty Agreement, dated as of July 9, 1997 (each, a "Guaranty") pursuant to which each Guarantor absolutely and unconditionally guaranteed to the Bank the full and prompt payment and performance when due of the "Guaranteed Obligations" of ASTREX INC. (the "Borrower") to the Bank, all as set forth in more detail therein. The Bank, T.F. Cushing, Inc. and the Borrower desire to enter into a certain Amendment No. 1 dated of even or substantially even date herewith.

Each Guarantor shall derive substantial benefits, financial and otherwise, from the execution and delivery of such Amendment No. 1 and any agreement or instrument executed in connection therewith (including without limitation any and all amended and restated notes).

The Bank is only willing to enter into such Amendment No. 1 if, among other things, each Guarantor executes and delivers this Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, and to induce the granting of any further credit by the Bank to the Borrower, the parties hereto hereby agree as follows:

1. Each Guarantor hereby represents, warrants, confirms and covenants to the bank that (i) its Guaranty remains in full force and effect, (ii) its Guaranty remains legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, (iii) such Guarantor has no claims, counterclaims, defenses or offsets against the Bank, whether relating to its Guaranty or otherwise and (iv) pursuant to the provisions of the Guaranty of such Guarantor, the obligations of the Borrower guaranteed by the Guarantor pursuant to the Guaranty include without limitation, for the avoidance of any doubt, all principal, interest, costs, and expenses (including attorneys' fees) under the 1998 Note ( as defined in the above-referenced Amendment No. 1). Pursuant to the applicable terms and provisions set forth or to be set forth in said Amendment No. 1 (or in any other agreement or instrument) shall affect the obligations of each Guarantor under its Guaranty.

2. The execution and delivery of this Agreement (or any other confirmation (past, present, or future) shall not be construed or interpreted to create a custom or course of dealing or performance (or any duty or obligation) pursuant to which the Bank is required to obtain a confirmation or consent from the Guarantor, or to notify the Guarantor with respect to any modification or other event or circumstance. No such consent or confirmation or notice shall be necessary in connection with any such modification or other event or circumstance in order to keep the obligations of each Guarantor under its Guaranty in full force and effect, said obligations being unconditional as set forth therein.

3. No amendment, waiver or other modification of this Agreement shall be effective against a party hereto unless set forth in writing signed by such party. This Agreement may be executed in counterparts.

4. This Agreement shall (i) be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and (ii) shall be governed by and construed in accordance with the internal laws of the State of Connecticut.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written above.


                                       T.F. CUSHING, INC.


                                       By s/ Michael McGuire
                                          ----------------------------
                                                Its:  President


                                       AVEST, INC.

                                       By s/ Michael McGuire
                                          ----------------------------
                                                Its:  President


                                       FLEET NATIONAL BANK

                                       By: s/ Anthony McKiernan
                                          ----------------------------
                                                Its:  Vice President